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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459

                          -----------------------------

                                    FORM T-1

                    Statement of Eligibility under the Trust
                     Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

   Check if an Application to determine eligibility of a Trustee pursuant to
                           Section 305(b)(2)    x
                                              -----

                          -----------------------------

                                 COMERICA BANK
              (Exact name of trustee as specified in its charter)


                  MICHIGAN                                38-0477375
     (Jurisdiction of incorporation or                 (I.R.S. Employer
 organization if not a U.S. national bank)           Identification No.)


             ONE DETROIT CENTER                             48226
             DETROIT, MICHIGAN                            (Zip Code)
  (Address of principal executive offices)


                          -----------------------------


                                 AMRESCO, INC.
              (Exact name of Obligor as specified in its charter)


                  DELAWARE                                59-1781257
     (Jurisdiction of incorporation or                 (I.R.S. Employer
 organization if not a U.S. national bank)           Identification No.)

  1845 WOODALL RODGERS FREEWAY, SUITE 1700                  75201
               DALLAS, TEXAS                              (Zip Code)
  (Address of principal executive offices)

                          -----------------------------

                                  SENIOR NOTES
                        (Title of indenture securities)

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                                    GENERAL


ITEM 1.  GENERAL INFORMATION

      Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

               State of Michigan Financial Institutions Bureau, Lansing,
               Michigan;

               Federal Deposit Insurance Corporation, Washington, D.C.;

               Board of Governors of the Federal Reserve System, Washington,
               D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

               Yes.


ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

      If the Obligor is an affiliate of the Trustee, describe each such affiliation.

               None.


ITEM 16.  LIST OF EXHIBITS

      List below all exhibits filed as a part of this statement of eligibility. Exhibits identified in parenthesis below are incorporated herein by reference.

            EXHIBIT 1. A copy of the Articles of Incorporation of the Trustee as now in effect. (Exhibit 1 to Form T-1 filed as Exhibit 26 to Form S-3 filed by ANR Pipeline Company on September 23, 1993 Registration No. 33-50375)

            EXHIBIT 2. A copy of the certificate of authority of the Trustee to commence business, if not contained in the Articles of Incorporation. (Exhibit 2 to Form T-1 filed as Exhibit 26 to Form S-3 filed by ANR Pipeline Company on September 23, 1993 Registration No 33-50375)

            EXHIBIT 3.  Not applicable.

            EXHIBIT 4. A copy of the existing By-Laws of the Trustee, or instruments corresponding thereto.

            EXHIBIT 5.  Not applicable.

            EXHIBIT 6. The consent of the Trustee, required by Section 321(b) of the Act.
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            EXHIBIT 7.  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

            EXHIBIT 8.  Not Applicable.

            EXHIBIT 9.  Not Applicable.


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                                      NOTE

      In accordance with General Instruction B, since the Obligor is not in default on any securities issued under indentures under which the applicant is trustee, responses to Items 3 through 15 have not been provided.


                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Comerica Bank, a Michigan banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Detroit and the State of Michigan on the 13th day of June, 1996.


                                        COMERICA BANK




                                        By: /s/ MARILYN KARAM
                                            ---------------------------------
                                            Marilyn A. Karam
                                            Vice President
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                                                                       EXHIBIT 4

                                                                   AS AMENDED ON
                                                                    MAY 28, 1996

                              AMENDED AND RESTATED

                                     BYLAWS

                                OF COMERICA BANK

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS


       A.     ANNUAL MEETING OF SHAREHOLDERS.

              1. DATE. The regular date of the annual meeting of shareholders shall be the fourth Tuesday in May of each year. However, the Board of Directors of the Bank, pursuant to notice to shareholders, may establish an alternate date for such meeting.

              2. PLACE. Annual meetings of shareholders shall be held at the main office of the Bank or at such other place within or without the State of Michigan as is established by the Board of Directors of the Bank.

              3. NOTICE. The Secretary of the Board of Directors of the Bank shall give notice of the time and place of the annual meeting of shareholders by mailing a written notice, postage pre-paid, to each shareholder of record at the last known address of the shareholder as it appears on the shareholder list of the Bank. Notice shall be mailed by the Secretary at least 10 days prior to the regular date of the meeting, except, if the meeting is to be held on a date other than the regular date, notice of the alternate date for the annual meeting shall be given at least 30 days prior to the meeting. Any shareholder may waive the requirement that notice of a meeting of shareholders be sent to him.

              4. PRESIDING OFFICER. The Chairman of the Board of Directors or, in the absence of the Chairman, the President shall preside at the annual meeting of shareholders. In the absence of the Chairman and the President, the shareholders may elect a Chairman pro tem to preside at the meeting.

       B.     SPECIAL MEETINGS OF SHAREHOLDERS.

              1. PURPOSE. A special meeting of the shareholders of the Bank may be called for any purpose by the Board of Directors of the Bank or by the holders of shares possessing at least 25% of the voting power of the outstanding shares of stock of the Bank.





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              2.     DATE. A special meeting of shareholders of the Bank may be held on any date established by the Board of Directors of the Bank or by the holders of shares possessing at least 25% of the voting power of the outstanding shares of stock of the Bank.

              3. PLACE. Special meetings of shareholders shall be held at the main office of the Bank or at such other place within or without the State of Michigan as is established by the Board of Directors of the Bank.

              4. NOTICE. The Secretary of the Board of Directors of the Bank shall give notice of the time, place and purpose of each special meeting of shareholders by mailing a written notice, postage pre-paid, to each shareholder of record at the last known address of the shareholder as it appears on the shareholder list of the Bank. Notice shall be mailed by the Secretary at least 10 days prior to the special meeting. Any shareholder may waive the requirement that notice of a meeting of shareholders be sent to him.

              5. PRESIDING OFFICER. The Chairman of the Board of Directors or the President shall preside at all special meetings of shareholders. In the absence of the Chairman and the Vice Chairman, the shareholders may elect a Chairman pro tem to preside at the meeting.

       C. CONSENT OF SHAREHOLDERS IN LIEU OF ANNUAL OR SPECIAL MEETING. Unless otherwise provided in the Articles of Incorporation or by law, any action which may be taken at the annual or any special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing.

       D.     APPROVAL OF MATTERS AT SHAREHOLDER MEETINGS.

              1. QUORUM. A quorum shall be required for the transaction of business at any annual or special meeting of shareholders of the Bank. A quorum shall exist if the holders of shares of stock of the Bank representing a majority of the voting power of the outstanding shares of stock of the Bank are represented in person or by proxy at any annual or special meeting of shareholders of the Bank.

              2. MAJORITY VOTE. A vote by holders of shares of stock possessing a majority of the voting power of shares represented in person or by proxy at any annual or special meeting-of shareholders of the Bank at which a quorum is present shall be required for the approval of any matter or proposal.





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       E.     ADJOURNMENTS OF MEETINGS. Any annual or special meeting of the shareholders of the Bank which has been duly called may be adjourned pursuant to a vote in favor of such adjournment by holders of shares of stock possessing a majority of the voting power of shares represented at such meeting in person or by proxy whether or not a quorum is present at the meeting at which the adjournment vote is taken. No notice shall be required to continue any such adjourned meeting other than an announcement at the meeting at which the adjournment vote is taken. Any business may be transacted at the continuation of an adjourned meeting which could have been transacted at the meeting originally scheduled provided a quorum is present at the continuation of the adjourned meeting.

       F. ONE VOTE PER SHARE. Each shareholder of the Bank shall be entitled to one vote for each share of stock of the Bank with respect to which he is the shareholder of record. Each such shareholder may cast his vote(s) at any duly constituted annual or special meeting of shareholders of the Bank at which a quorum is present in person, or, subject to the requirements of these Bylaws, by proxy in writing signed by the shareholder or his representative.

       G. VOTING BY PROXY. No share of stock of the Bank may be voted by proxy unless a written instrument designating an attorney-in-fact for the shareholder, and executed by the shareholder or his legal representative, is delivered to the office of the Secretary of the Board of Directors of the Bank at least 24 hours before the commencement of the meeting at which the vote is to be cast. The attorney-in-fact so designated may vote the shares with respect to which he has received authorization notwithstanding the death or insanity of the shareholder, or revocation of the authority of the attorney-in-fact, subsequent to delivery of the instrument of designation to the Secretary unless the Secretary shall have received written notice of the death or insanity of the shareholder, or of revocation of the authority of the attorney-in-fact, at least 24 hours before the commencement of the meeting at which the vote is to be cast, or unless the shareholder or his legal representative is present at such meeting and, after being recognized by the Chairman of the meeting, announces at the meeting that the authority of the attorney-in-fact has been revoked.

                                   ARTICLE II

                             DIRECTORS OF THE BANK

       A. MANAGEMENT BY BOARD OF DIRECTORS. The affairs of the Bank shall be managed by a Board of Directors.

       B. AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors shall have all of the powers conferred by law.

       C. SIZE OF BOARD. The number of directors which shall comprise the Board shall be determined at the annual meeting of shareholders prior to election of individuals as directors for the ensuing year; provided, however, that the Board shall at all times be comprised of not less than 10 nor more than 25 individuals. In the absence of a motion made and carried at any annual meeting





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of shareholders to increase or decrease the size of the Board, the Board shall consist of the same number of directors determined by the most recent shareholder vote on the matter.

       D. ELECTION OF DIRECTORS. Individuals shall be elected to the Board at the annual meeting of shareholders of the Bank; provided, however, that the shareholders may elect up to two fewer individuals as directors than the number of individuals established to comprise the full Board for any particular year, and if two or fewer director positions are not filled pursuant to vote of shareholders, the resulting unfilled directorships shall be considered as vacancies and may be filled thereafter by the Board of Directors of the Bank.

       E. TERM OF OFFICE. Each director shall be elected for a one-year term or, if appointed by the Board, for a term ending on the date of the expiration of the terms of the directors who were elected by the shareholders; provided, however, that any individual elected or appointed to the Board shall hold office for the duration of his term or until such later date as his successor is elected and qualifies.

       F. VACANCIES. The Board of Directors of the Bank may fill any vacancy which occurs in the Board for the current year by reason of death, resignation or otherwise.

       G.     REGULAR MEETINGS OF THE BOARD.

              1. TIME AND PLACE. Regular meetings of the Board of Directors of the Bank shall be held at least six times each calendar year at the times and places within or without the State of Michigan as the Board may determine from time to time by resolution.

              2. NOTICE. No notice of any regular meeting of the Board of Directors shall be required other than the recording of the resolution specifying the time and place of the meeting in the minutes of the meeting at which the resolution is adopted.

              3. QUORUM. A quorum of directors shall be required for the transaction of business at any regular or special meeting of the Board of Directors of the Bank. A majority of the Board of Directors shall constitute a quorum.

              4. MAJORITY VOTE REQUIRED. Each director shall be entitled to one vote. A vote by a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required for the approval of any matter or proposal at any such meeting.

              5. PRESIDING OFFICER. The Board of Directors shall appoint a Chairman who shall preside at all meetings of the Board of Directors. The President shall preside at meetings of the Board of Directors in the Chairman's absence.

              6. MINUTES OF MEETING. The Board of Directors shall appoint a Secretary, who need not be a member of the Board, to take minutes at any regular meeting of the Board of Directors. If the Secretary is not present at any such meeting, the Board shall elect a





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Secretary pro tem to take minutes at the meeting. The Secretary, or Secretary pro tem, as the case may be, shall record the actions and proceedings at each regular meeting of the Board of Directors as minutes of the meeting and shall maintain such minutes in a minute book of proceedings of regular meetings of the Board of Directors of the Bank. Minutes of each such meeting shall be signed by the presiding officer and secretary of each meeting.

       H. SPECIAL MEETINGS OF THE BOARD. Special meetings of the Board of Directors of the Bank may be held at any time and at any place within or without the State of Michigan upon the call of the Chairman of the Board of Directors or upon the call of at least five directors. Notice of special meetings shall state the purpose of the meeting, and shall be given to each director in person, by facsimile transmission ("fax"), by telephone, by overnight delivery service, or by U.S. first class mail addressed to his usual place of business or to his residence. Personal notice or notice by fax or telephone shall be given not later than the day before the meeting. Notice by overnight delivery service must be sent not later than the second day before the meeting. Notice by U.S. first class mail must be sent not later than the fifth day before the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The provisions of these Bylaws relating to quorum, majority vote, presiding officer and recording of minutes that are applicable to regular meetings of the Board shall also be applicable to special meetings of the Board of Directors of the Bank.

       I. PARTICIPATION IN MEETING BY TELEPHONE. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or any Committee designated by the Board may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                                  ARTICLE III

                      COMMITTEES OF THE BOARD OF DIRECTORS

       A. EXECUTIVE COMMITTEE. There shall be an Executive Committee of the Board of Directors of the Bank comprised of the following individuals: (i) the Chairman of the Board of Directors of the Bank; (ii) the President of the Bank; and (iii) at least five other members of the Board of Directors of the Bank. The Board of Directors of the Bank shall appoint individuals to such Executive Committee pursuant to a resolution adopted by majority vote of the entire Board.

       If any member of the Executive Committee is unable to serve as a member of the Committee, the Board of Directors of the Bank may appoint an alternate member to the Committee to serve in place of such member during the period he is unable to serve as a member of the Committee. If any member of the Executive Committee is unable to serve, and the Board has not appointed an alternate





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member to serve in his place, the Chairman of the Board of Directors may appoint any member of the Board of Directors who is not already a member of the Executive Committee as his substitute.

              1. TERM OF APPOINTMENT OF MEMBERS. The Chairman of the Board of Directors and the President of the Bank shall be permanent members of the Executive Committee. The term of any other member of the Executive Committee shall be determined by the Board.

              2. AUTHORITY AND RESPONSIBILITY OF THE EXECUTIVE COMMITTEE. The Executive Committee shall have and shall be required to exercise, insofar as is permitted by law, the authority, powers and duties of the Board of Directors of the Bank between meetings of the Board of Directors.

              3.     MEETINGS OF THE EXECUTIVE COMMITTEE.

                     (a) Time and Place. The Executive Committee shall meet at such times as the Board of Directors of the Bank may direct, and at such other times as the Chairman of the Board of Directors or Executive Committee may deem necessary. Meetings may be held at any place designated by the Board, the Chairman or the Executive Committee.

                     (b) Quorum. A quorum shall be required for the transaction of business at any meeting of the Executive Committee. A majority of the members of the Executive Committee or their alternates or substitutes shall constitute a quorum.

                     (c) Presiding Officer. The Board of Directors shall appoint a Chairman of the Executive Committee who shall be a member of the Board of Directors of the Bank. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee.

                     (d) Minutes of Meetings. The Executive Committee shall appoint a Secretary to take minutes at meetings of the Executive Committee. If the Secretary of the Executive Committee is absent from any meeting, the Executive Committee shall appoint a Secretary pro tem to serve as secretary at any meeting of the Executive Committee. The individual appointed as Secretary or Secretary pro tem of the Executive Committee need not be a member of the Committee. The Secretary or Secretary pro tem shall record all proceedings at meetings of the Executive Committee in a minute book. Such minutes shall be signed by the presiding officer, and by the Secretary or Secretary pro tem of the Executive Committee.

                     (e) Reports To The Board. The Executive Committee shall make reports to the Board of Directors of the Bank at its regular meetings.

                     (f) Compensation. Members of the Executive Committee who are not officers of the Bank shall receive such compensation as shall be determined by the Board of Directors of the Bank from time to time.





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       B.     TRUST AND INVESTMENT COMMITTEE. There shall be a Trust and
Investment Committee of the Board of Directors of the Bank (the "Trust Committee") comprised of the following individuals: (i) the Chairman of the Board of Directors of the Bank; (ii) the President of the Bank; and (iii) such other directors and/or officers of the Bank as the Board of Directors may determine. The Board of Directors of the Bank shall appoint individuals to such Trust Committee pursuant to a resolution adopted by majority vote of the entire Board.

       If any member of the Trust Committee is unable to serve as a member of the Committee, the Board of Directors of the Bank may appoint an alternate member to the Committee to serve in place of such member during the period he is unable to serve as a member of the Committee. If any member of the Trust Committee is unable to serve, and the Board has not appointed an alternate member to serve in his place, the Chairman of the Board of Directors may appoint any member of the Board of Directors who is not already a member of the Trust Committee as his substitute.

              1. TERM OF APPOINTMENT OF MEMBERS. The Chairman of the Board of Directors and the President of the Bank shall be permanent members of the Trust Committee. The term of any other member of the Trust Committee shall be determined by the Board.

              2. AUTHORITY OF THE TRUST COMMITTEE. The Trust Committee shall have and shall be required to exercise such powers and duties as may be conferred upon it from time to time by the Board of Directors of the Bank.

              3.     MEETINGS OF THE TRUST COMMITTEE.

                     (a) Time and Place. The Trust Committee shall meet at such times as the Board of Directors of the Bank may direct, and at such other times as the Chairman of the Board of Directors or Trust Committee may determine. Meetings may be held at any place designated by the Board, the Chairman or the Trust Committee.

                     (b) Quorum. A quorum shall be required for the transaction of business at any meeting of the Trust Committee. A majority of the members of the Trust Committee or their alternates or substitutes shall constitute a quorum.

                     (c) Presiding Officer. The Board of Directors shall appoint a Chairman of the Trust Committee who shall be a member of the Board of Directors of the Bank. The Chairman of the Trust Committee shall preside at meetings of the Trust Committee.

                     (d) Minutes of Meetings. The Trust Committee shall appoint a Secretary to take minutes at meetings of the Trust Committee. If the Secretary of the Trust Committee is absent from any meeting, the Trust Committee shall appoint a Secretary pro tem to serve as secretary at any meeting of the Trust Committee. The individual appointed as Secretary or Secretary pro tem of the Trust Committee need not be a member of the Committee. The Secretary or Secretary pro tem shall record all proceedings at meetings of the Trust Committee in a minute book. Such minutes shall be signed by the presiding officer, and by the Secretary or Secretary pro tem of the Trust Committee.





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                     (e)    Reports To The Board. The Trust Committee shall
       make reports to the Board of Directors at its regular meetings.

                     (f) Compensation. Members of the Trust Committee who are not officers of the Bank shall receive such compensation as shall be determined by the Board of Directors of the Bank from time to time.

       C. OTHER COMMITTEES. The Board of Directors may, from time to time, pursuant to resolution adopted by majority vote of the entire Board, establish such other committees as it deems appropriate. Any such committee shall be comprised of such members, shall have such authority and shall conduct its activities in such manner as is provided in the resolution which establishes the committee, or, in the absence of specific guidelines in such resolution, in substantial conformity with the provisions hereof relating to the Executive Committee and the Trust Committee. In addition, the members of any such committee shall receive such compensation as the Board determines from time to time.

                                   ARTICLE IV

                              OFFICERS OF THE BANK

       A. APPOINTMENT. The Board of Directors of the Bank shall appoint officers of the Bank from time to time.

       B.     TITLES. The titles of the officers of the Bank may be as follows:
(i) a Chairman of the Board of Directors; (ii) up to three Vice Chairmen of the Board of Directors; (iii) a Chief Executive Officer; (iv) a President; (v) a Chief Operating Officer; (vi) one or more Executive Vice Presidents; (vii) one or more Senior Vice Presidents; (viii) one or more First Vice Presidents; (ix) one or more Vice Presidents; (x) one or more Assistant Vice Presidents; (xi) a Cashier; and (xii) such other titles as the Board of Directors of the Bank may determine from time to time. Individuals appointed as Chairman and Vice Chairmen of the Board of Directors, Chief Executive Officer and President must be members of the Board of Directors of the Bank.

       C. COMPENSATION. The compensation of any officer of the Bank whose title is that of Executive Vice President or above must be approved by the Board of Directors of the Bank.

       D. AUTHORITY AND RESPONSIBILITY. Officers of the Bank shall have such authority and responsibilities as are prescribed by law, set forth in these Bylaws or delegated to them by the Board or the Chairman of the Board. In addition, the officers hereinafter named shall have the specific authority and responsibilities set forth below.

              1.     CHIEF EXECUTIVE OFFICER:

                     (a) He shall be responsible to the Board of Directors for the general management and direction of the Bank;





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                     (b)    He shall establish the authority and duties of all
       other officers of the Bank, except to the extent such authority and duties are prescribed by law, by the Board of Directors or set forth in these Bylaws;

                     (c) He shall fix the compensation within the limits approved by the Board of Directors for each officer classification, except that of the Chairman and Vice Chairmen of the Board of Directors, the President or any officer whose rank is Executive Vice President or above;

                     (d) He shall hire, or approve the hiring, establish the duties and fix the compensation of all non-officer employees of the Bank; provided, however, that he may delegate these responsibilities to any officer or committee of the Bank; and

                     (e) He may terminate any non-officer employee at his discretion with or without notice.

              2. CHIEF OPERATING OFFICER: He shall report to the Chief Executive Officer and possess such executive authority and responsibilities as the Chief Executive Officer or the Board of Directors may delegate to him. He shall also possess the authorities and responsibilities of the Chief Executive Officer if the Chief Executive Officer is absent or becomes disabled.

       E. TERM OF OFFICE. Officers shall be appointed for an indefinite term, and may be terminated at any time by the Board of Directors of the Bank. The salary of any officer who is terminated by the Board shall cease as of the date of his termination of office.

       F. COMMITTEE MEMBERSHIP. The Chief Executive Officer and Chief Operating Officer of the Bank shall be ex-officio members of all committees of the Board of Directors of the Bank.

                                   ARTICLE V

                         INDEMNIFICATION AND INSURANCE

       A. THIRD PARTY SUITS. To the fullest extent permitted by applicable law and regulation, the Bank shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Bank, by reason of the fact that he or she is or was a director, officer or employee of the Bank or is or was serving, at the request of the Bank, as a director, officer, partner, trustee, employee, or agent of another bank or national banking association, foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of





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
the Bank or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Any person who is or was an agent of the Bank may be indemnified to the same extent as provided above. In addition, in the event any such action, suit or proceeding is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein which action, suit or proceeding arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action, suit or proceeding that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, then the spouse of the director or officer shall be indemnified to the same extent as provided above. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Bank or its shareholders, and with respect to a criminal action or proceeding, raise any inference that the individual had reasonable cause to believe that his or her conduct was unlawful.

       B. DIRECT AND DERIVATIVE SUITS. To the fullest extent permitted by applicable law and regulation, the Bank shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Bank to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer or employee of the Bank, or is or was serving, at the request of the Bank, as a director, officer, partner, trustee, employee, or agent of another bank or national banking association, foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees and amounts paid in settlement incurred by the person in connection with the action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank or its shareholders. However, indemnification shall not be made for a claim, issue or matter in which the person has been found liable to the Bank unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper. Any person who is or was an agent of the Bank may be indemnified to the same extent as provided above. In addition, in the event any such action or suit is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein which action or suit arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action or suit that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, then the spouse of the director or officer shall be indemnified to the same extent as provided above.

       C. EFFECT OF SUCCESSFUL DEFENSE OF SUIT. To the extent that a director, officer, spouse of a director or officer, employee, or agent of the Bank has been successful on the merits or otherwise in defense of an action, suit or proceeding described in paragraphs A and B of this Section, or in defense of any claim, issue or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by such person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided in this paragraph.

       D. REQUIREMENT THAT STANDARD OF CONDUCT BE MET. Any indemnification under paragraphs A or B, unless ordered by a court, shall be made by the Bank only as authorized in the specific case upon a determination that indemnification of the director, officer, spouse of the director or officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the respective paragraph. Such determination shall be made in any of the following ways: (1) by a majority vote of a quorum of the Board consisting of directors who were not parties to the action, suit or proceeding; (2) if the quorum described in subdivision (1) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action, which committee shall consist of not less than 2 disinterested directors; (3) by independent legal counsel in a written opinion; or (4) by the shareholders.

       E. PARTIAL INDEMNIFICATION. If a person is entitled to indemnification under paragraphs A or B for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount of the expenses, the Bank may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

       F. ADVANCEMENT OF EXPENSES CONDITIONED ON RECEIPT OF UNDERTAKING. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in paragraph A or B may be paid by the Bank in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, spouse, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Bank. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

       G. NON-EXCLUSIVITY OF BYLAW INDEMNIFICATION. The indemnification or advancement of expenses provided by or granted under paragraphs A through F of this Article shall not be deemed exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Bank's articles of incorporation, these Bylaws, or a contractual agreement with the Bank. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in paragraphs A through F above shall continue as to a person who ceases to be a director, officer, employee, or agent, and, with respect to any spouse of a director or officer, shall continue following the time the director or officer ceases to be a director or officer even if the marriage of the individuals terminates prior to the end of the period of coverage, and shall inure to the benefit of the heirs, executors, and administrators of the person.

       H. INSURANCE AND FUNDING OF INDEMNIFICATION COMMITMENT. The Bank may purchase and maintain insurance to fund its indemnification obligations and to otherwise protect its directors, officers, spouses of directors and officers, and employees, including insurance issued by an affiliated insurer and insurance for which premiums may be adjusted retroactively, in whole or in part, based upon claims experience, or similar arrangements. The Bank may also create a trust fund or other form of funded arrangement on behalf of any person who is or was a director, officer, spouse of a director or officer, employee, or agent of the Bank, or is or was serving, at the request of the Bank, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any capacity or arising out of his or her status in that capacity, whether or not the Bank has the power to indemnify him or her against the liability under paragraphs A through G above.

       I. MEANING OF TERM "BANK." For purposes of this Article, the term "Bank" includes all constituent banks and national banking associations absorbed in a consolidation or merger and the resulting or surviving bank, so that a person who is or was a director, officer, spouse of a director or officer, employee or agent of the constituent bank or national banking association or is or was serving at the request of the constituent bank or national banking association as a director, officer, partner, trustee, employee or agent of another bank, national banking association, foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall stand in the same position with respect to the resulting or surviving bank as he or she would if he or she had served the resulting or surviving bank in the same capacity.

       J. MEANING OF OTHER TERMS. For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the Bank" shall include any service as a director, officer, employee, or agent of the Bank which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner not opposed to the best interests of the Bank or its shareholders as referred to in paragraphs A or B above.

                                   ARTICLE VI

                                SHARES OF STOCK

       A. CERTIFICATES. Each shareholder of the Bank shall be entitled to receive a certificate evidencing his ownership of shares of stock of the Bank. Such certificate shall be issued in such form as may be prescribed from time to time by the Board of Directors, and in accordance with all legal requirements.

       B. TRANSFERABILITY OF SHARES. Shares of stock of the Bank shall be transferable upon the surrender by the owner or his legal representative of the certificate evidencing the shares, properly endorsed. Transfers of shares of the Bank shall not be suspended.

       C. RECORD DATE. The Board of Directors of the Bank may fix a record date for the determination of the shareholders entitled to receive notice of any meeting of shareholders and to vote thereat, to receive payment of any dividend or allotment of rights, or to exercise rights in respect of any change, conversion, or exchange of shares of stock; provided, however, that such record date shall not be more than 40 days prior to (i) the original date fixed for any such meeting, (ii) the date fixed for the payment of such dividend or allotment of rights, or (iii) the date when any such change or conversion or exchange of capital stock shall go into effect.

       D. LOST CERTIFICATES. If a certificate for shares of stock of the Bank is lost or destroyed, the shareholder may obtain a new certificate as provided by law, or the Cashier, in his discretion, may direct the issuance of a new certificate in lieu of the certificate alleged to have been lost or destroyed upon receipt from the person requesting a new certificate of an affidavit setting forth the facts and circumstances of such loss or destruction, and a bond in such sum and with surety or sureties as the Cashier may deem sufficient to indemnify the Bank against any claim that may be made against the Bank by reason of the issuance of a new certificate. The requirement of the posting of an indemnity bond may be waived by the Board of Directors or by the Executive Committee of the Board of Directors of the Bank.

                                  ARTICLE VII

                            EXECUTION OF INSTRUMENTS
                               ON BEHALF OF BANK

       A. BY INDIVIDUALS WHO ARE SPECIFICALLY DESIGNATED. Except as may be otherwise provided by law, the Board of Directors or the Executive Committee of the Board of Directors of the Bank may designate by name or office the person or persons who shall have authority to execute in the name of the Bank any instrument or class of instruments.

       B. IN THE ABSENCE OF SPECIFIC DESIGNATION. In the absence of specific designation by the Board or Executive Committee of individuals who may sign any instrument or class of instruments, instruments may be executed in the name of the Bank by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, any Senior Vice President, the Cashier, any First Vice President, any Vice President, or any Assistant Cashier.

                                  ARTICLE VIII

                              AMENDMENTS TO BYLAWS

       The Board of Directors may amend these Bylaws in any respect to the extent permitted by law at any meeting held after notice that an amendment to the Bylaws will be proposed.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

       A. SEAL. The seal of the Bank shall be in such form as the Board of Directors may adopt, the counterpart dies of which shall be in the charge of the Cashier of the Bank and such other officers as the Chairman of the Board of Directors may direct in writing.

       B. CONFIDENTIALITY OF TRANSACTIONS. Transactions between Bank personnel and depositors and customers of the Bank shall be confidential.

       C. RECEIPT OF DEPOSITS. The Bank shall receive deposits on such terms as are provided by law, or as may be specified from time to time by the Board of Directors of the Bank.

       D. HOURS OF BUSINESS. The Board of Directors of the Bank shall be authorized to determine the hours during which the Bank will be open to the public to transact business.

       E. PURPOSE AND CONSTRUCTION. The purpose of these Bylaws is to facilitate the administration and regulate the affairs of the Bank. Further, the provisions of these Bylaws are intended to be in accordance with applicable laws, and shall be so interpreted. If it is determined that any provision of these Bylaws is contrary to any law, such provision shall not be given effect and any matter affected shall be resolved in a manner which is consistent with the applicable law(s). In addition, nothing in these Bylaws is intended to limit any rights, powers or authorities conferred on the Bank by statutes or other laws, and any statute or other legal authority may be relied upon to take any action whether or not the subject matter is addressed herein.

                                                                       EXHIBIT 6



                               CONSENT OF TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by AMRESCO, Inc. of its Senior Notes Series 1996-A Due 1999, Comerica Bank hereby consents that reports of examinations of federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        COMERICA BANK



                                        By: /s/ MARILYN KARAM
                                            ----------------------------------
                                            Marilyn A. Karam
                                            Vice President


Dated:      June 13, 1996

                                                                       EXHIBIT 7

Legal Title of Bank:  Comerica Bank                                Call Date: 03/31/96         ST-BK: 26-0047             FFIEC  031
Address:              411 W. Lafayette, Mail Code 3419                                                                     Page RC-1
City, State   Zip:    Detroit, MI  48226-3419
FDIC Certificate No:  00983

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                      C400 <-
                                                                  Dollar Amounts in Thousands       RCFD Bil Mil Thou
- -----------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):
     a.   Noninterest-bearing balances and currency and coin(1).................................    0081      962,691    1.a
     b.   Interest bearing balances(2)..........................................................    0071          741    1.b
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)............................    1754            0    2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)..........................    1773    4,986,131    2.b
  3. Federal funds sold and securiites purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     a.   Federal funds sold....................................................................    0276    1,007,410    3.a
     b.   Securities purchased under agreements to resell.......................................    0277       50,544    3.b
  4. Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122    19,791,299                         4.a
     b.   LESS: Allowance for loan and lease losses......................RCFD 3123       265,391                         4.b
     c.   LESS: Allocated transfer risk reserve..........................RCFD 3128             0                         4.c
     d.   Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b
          and 4.c)..............................................................................    2125   19,525,908    4.d
  5. Trading assets (from Schedule RC-D)........................................................    3545        6,678    5.
  6. Premises and fixed assets (including capitalized leases)...................................    2145      236,548    6.
  7. Other real estate owned (from Schedule RC-M)...............................................    2150       20,076    7.
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule
     RC-M)......................................................................................    2130            0    8.
  9. Customers' liability to this bank on acceptances outstanding...............................    2155       66,414    9.
 10. Intangible assets (from Schedule RC-M).....................................................    2143       59,338    10.
 11. Other assets (from Schedule RC-F)..........................................................    2160      701,236    11.
 12. Total assets (sum of items 1 through 11)...................................................    2170   27,533,715    12.
                                                                                                    ----   ----------

- ---------------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Comerica Bank                                Call Date: 03/31/96         ST-BK: 26-0047             FFIEC  031
Address:              411 W. Lafayette, Mail Code 3419                                                                     Page RC-2
City, State   Zip:    Detroit, MI  48226-3419
FDIC Certificate No:  00983

Schedule RC -- Continued

                                                        Dollar Amounts in Thousands        Bil Mil Thou
- -------------------------------------------------------------------------------------------------------------------------
LIABILITIES
     Deposits:
13.  a. In domestic offices (sum of totals of columns A and C from Schedule RC-E....  RCON 2200    15,159,839     13.a
       (1) Noninterest-bearing(1).............................RCON 6631    3,584,417                              13.a.(1)
       (2) Interest-bearing...................................RCON 6636   11,575,422                              13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule
        RC-E, part II)..............................................................  RCFN 2200     1,074,973     13.b
       (1) Noninterest-bearing................................RCFN 6631        7,865                              13.b(1)
       (2) Interest-bearing...................................RCFN 6636    1,067,108                              13.b(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and if its Edge and Agreement subsidiaries, and in
     IBFs:
     a. Federal funds purchased.....................................................  RCFD 0278    2,777,816      14.a
     b. Securities sold under agreements to repurchase..............................  RCFD 0279        7,226      14.b
15.  a. Demand notes issued to the U.S. Treasury....................................  RCON 2840      753,480      15.a
     b. Trading liabilities (from Schedule RC-D)....................................  RCFD 3548        6,862      15.b
16.  Other borrowed money:
     a. With a remaining maturity of one year or less...............................  RCFD 2332    3,816,941      16.a
     b. With a remaining maturity of more than one year.............................  RCFD 2333    1,152,869      16.b
17.  Mortgage indebtedness and obligations under capitalized leases.................  RCFD 2910            0      17.
18.  Bank's liability on acceptances executed and outstanding.......................  RCFD 2920       66,414      18.
19.  Subordinated notes and debentures..............................................  RCFD 3200      543,885      19.
20.  Other liabilities (from Schedule RC-G).........................................  RCFD 2930      294,446      20.
21.  Total liabilities (sum of items 13 through 20).................................  RCFD 2948   25,654,751      21.
22.  Limited-life preferred stock and related surplus...............................  RCFD 3282            0      22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..................................  RCFD 3838            0      23.
24.  Common stock...................................................................  RCFD 3230       58,527      24.
25.  Surplus (exclude all surplus related to preferred stock).......................  RCFD 3839      638,078      25.
26.  a. Undivided profits and capital reserves......................................  RCFD 3632    1,206,927      26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities......  RCFD 8434      (24,568)     26.b
27.  Cumulative foreign currency translation adjustments............................  RCFD 3284            0      27.
28.  Total equity capital (sum of items 23 through 27)..............................  RCFD 3210    1,878,964      28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of
     items 21, 22 and 28)...........................................................  RCFD 3300   27,533,715      29.

MEMORANDUM
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the bank                     Number
     by independent external auditors as of any date during 1995....................  RCFD 6724            2      M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- ---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.




                                      12